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                                                                    EXHIBIT 99.1

                              [FORM OF PROXY CARD]

                        FIRSTCITY FINANCIAL CORPORATION

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby (1) acknowledges receipt of the Notice of Annual Meeting of Stockholders of FirstCity Financial Corporation, a Delaware corporation (the "FirstCity"), to be held at the principal executive offices of FirstCity, 6400 Imperial Drive, Waco, Texas 76712, on Friday, June 20, 1997, at 2:00 p.m., local time (the "Meeting"), and the Proxy Statement/Prospectus in connection therewith and (2) appoints James R. Hawkins, James T. Sartain and Matt A. Landry, Jr., and each of them, as the undersigned's Proxies with full power of substitution for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of FirstCity Common Stock standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act, at the Meeting and at any adjournment(s) or postponement(s) thereof.

     The undersigned hereby revokes any proxy heretofore given to vote or act with respect to the FirstCity Common Stock and hereby ratifies and confirms all that the Proxies, their substitutes, or any of them may lawfully do by virtue hereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (1) FOR THE APPROVAL OF THE ISSUANCE OF 1,581,000 SHARES OF FIRSTCITY COMMON STOCK IN CONNECTION WITH THE MERGER (THE "HARBOR MERGER") OF FIRSTCITY AND HARBOR FINANCIAL GROUP, INC. ("HARBOR"), PURSUANT TO AN AGREEMENT AND PLAN OF MERGER, DATED AS OF MARCH 26, 1997 (THE "MERGER AGREEMENT"), AMONG FIRSTCITY, HFGI ACQUISITION CORP. ("ACQUISITION CORP.") AND HARBOR, PURSUANT TO WHICH ACQUISITION CORP. WILL MERGE WITH AND INTO HARBOR AND, CONSEQUENTLY, HARBOR WILL BECOME A DIRECT, WHOLLY-OWNED SUBSIDIARY OF FIRSTCITY; (2) FOR THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS, EACH TO SERVE UNTIL THE 1998 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED; (3) FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR FIRSTCITY AND ITS SUBSIDIARIES FOR FISCAL YEAR 1997; AND (4) FOR THE TRANSACTION OF SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF IN ACCORDANCE WITH THE DISCRETION OF THE PERSONS DESIGNATED ABOVE WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BEFORE THE MEETING.

           (THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE.)
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                                 (REVERSE SIDE)

PLEASE MARK YOUR VOTES
AS INDICATED IN THIS EXAMPLE [X]

Item 1. To approve the issuance of 1,581,000 shares of FirstCity Common Stock in connection with the Harbor Merger.

            FOR   [ ]          AGAINST   [ ]          ABSTAIN   [ ]


Item 2. For the election as directors of all NOMINEES, James R. Hawkins, C. Ivan Wilson, James T. Sartain, Rick R. Hagelstein, Matt A. Landry, Richard E. Bean, Bart A. Brown, Donald J. Douglas and David W. MacLennan, each to serve until the 1998 Annual Meeting of Stockholders and until their successors are elected and qualified:


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                   FOR all nominees listed above            WITHHOLD AUTHORITY to vote for
                   (except as marked to the contrary)  [    all nominees listed below  [ ]
                     ]
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Item 3. To ratify the appointment of KPMG Peat Marwick LLP as independent public accountants for FirstCity and its subsidiaries for fiscal year 1997.

            FOR   [ ]          AGAINST   [ ]          ABSTAIN   [ ]

Item 4. To transact such other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

I PLAN TO ATTEND THE MEETING  [ ]

INSTRUCTION: To withhold authority to vote for individual nominees, write their name(s) in the space below:

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Please sign exactly as your name(s) appear(s) on your stock certificate(s). When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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DATED: -------------------------------------------          -----------------------------------------------------
                                                                                  Signature
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                                                                          Signature if held jointly

Please mark, sign, date and promptly return this proxy card in the enclosed envelope.

No postage is required.
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